FIRST AMENDMENT
OF THE DEFINITIVE AGREEMENT FOR THE SHARE EXCHANGE MERGER & ACQUISITION OF SRG HOLDINGS INCORPORATED BY OMEGA COMMERCIAL FINANCE CORPORATION

WHEREAS, Omega Commercial Finance Corporation ("OMEGA") and VeriTrek Inc., a Delaware Corporation herein referenced as ("SRG"), and Ronnie Hale and John Manno both herein referenced as (the MAJORITY SHAREHOLDERS) executed the Definitive Agreement for a share exchange & acquisition (the "Agreement") on October 16, 2014 and

WHEREAS, pursuant to the executed Agreement a closing was to have taken place on or before October 17, 2014, and

WHEREAS, OMEGA is seeking to transfer back Sixty Percent of the ownership stake to SRG in consideration of Six Million Seven Hundred Fifty Thousand (6,750,000) shares of the initial Fifteen Million (15,000,000) shares as referenced in the Agreement executed on October 16, 2014.

WHEREAS, OMEGA upon this fully executed Amendment shall initiate a share exchange transaction pursuant to which OMEGA will exchange Six Million Seven Hundred Fifty Thousand (6,750,000) Shares of Omega Commercial Finance Corporation's *restricted common stock* of which will enable OMEGA to acquire 15% of the ownership of SRG and all other SRG affiliated & SRG owned companies.

NOW THEREFORE upon the mutual promises and covenants contained herein it is agreed as follows:

I. Paragraph 1.1 of the Agreement ("The Exchange") is hereby modified so as to delete the reference to Fifteen Million (15,000,000) restricted Shares and insert Six Million Seven Hundred Fifty Thousand (6,750,000) Shares of Omega Commercial Finance Corporation's *restricted common stock* in its stead and place.

(i) All references to shares being considered or exchanged for an ownership stake in SRG as referenced in the Agreement shall be deemed to be Six Million Seven Hundred Fifty Thousand (6,750,000).

(ii) Paragraph 1.2 of the Agreement ("Majority Ownership Interest") is hereby modified so as to delete the reference to Seventy-Five percent (75%) and insert Fifteen percent (15%) in its stead and place.

(iii) All references to the percentage of SRG's ownership stake to be acquired as referenced in the Agreement shall be deemed to be fifteen percent (15%).

(iv) All other provisions contained in the Agreement not otherwise modified shall remain in full force and effect.

4. OMEGA and SRG hereto represent that this First Amendment of the Agreement has been authorized by their respective Boards of Directors.

This First Amendment of the Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered via photocopy, facsimile, or electronic mail attachment shall be deemed equivalent to original signature for all purposes.

Omega Commercial Finance Corporation

/s/ ______________________________

Jon S. Cummings IV, President *Date: 10/30/2014*

VeriTrek Inc. - Majority Shareholder

/s/ DocuSigned by: Ronnie Hale 10/30/2014

Ronnie Hale, CEO *Date: / /2014*

VeriTrek Inc.- Majority Shareholder

/s/ ______________________________

John Manno, President *Date: 10-/ 29— /2014*